Exhibit 5.1

April 30, 2014

Modern Holdings Incorporated

89 Summit Avenue

Summit, New Jersey 07901

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Modern Holdings Incorporated, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1, File No. 333-193822 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

The Registration Statement relates to the offer and sale of 7,977,254 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, held by the Company’s principal stockholder Great Universal LLC (the “Selling Stockholder”).

As such special counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. Our opining herein is limited to the General Corporation Law of the State of Delaware.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized, are validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LeClairRyan, A Professional Corporation

One Riverfront Plaza, 1037 Raymond Boulevard, Sixteenth Floor

Newark, New Jersey 07102

Phone: 973.491.3600 \ Fax: 973.491.3555

CALIFORNIA \  COLORADO \  CONNECTICUT \  MARYLAND \  MASSACHUSETTS \  MICHIGAN \  NEW JERSEY \

NEW YORK \  PENNSYLVANIA \  VIRGINIA \  WASHINGTON, D.C.

Paul D. Drobbin \ Attorney in charge, Newark office \ LeClairRyan is a Virginia professional corporation